United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 25, 2011
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Fidelity National Financial, Inc. (“FNF”) was held on May 25, 2011. The results of matters submitted to a vote were as follows:

1. The stockholders elected all persons nominated as Class III directors to serve until the 2014 FNF annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 11, 2011, with the following vote results:

	Shares Voted "For"	Authority to Vote "Withheld"
William P. Foley, II	175,980,509	1,717,384
Douglas K. Ammerman	174,396,656	3,301,237
Thomas M. Hagerty	175,642,698	2,055,195
Peter O. Shea, Jr.	176,311,062	1,386,831

Directors whose term of office as a director continued after the meeting are as follows: Willie D. Davis, Daniel D. (Ron) Lane, General William Lyon, Richard N. Massey, Cary H. Thompson and Frank P. Willey.

2. The stockholders voted upon and approved an amendment and restatement of the Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan with 148,317,788 votes for, 26,436,783 votes against, 2,943,322 abstentions and 27,069,422 broker non-votes.

3. The stockholders voted upon and approved the material terms of the Fidelity National Financial, Inc. Annual Incentive Plan with 154,777,659 votes for, 19,986,318 votes against, 2,933,916 abstentions and 27,069,422 broker non-votes.

4. The stockholders voted upon and approved a non-binding proposal on executive compensation with 154,451,073 votes for, 20,068,982 votes against, 3,177,838 abstentions and 27,069,422 broker non-votes.

5. The stockholders voted upon and approved an annual frequency vote under a non-binding proposal on the frequency of advisory votes on executive compensation with 154,566,433 votes for annual frequency, 338,122 votes for every 2 years, 19,598,615 votes for every 3 years, 3,194,723 abstentions, and 27,069,422 broker non-votes. FNF will include a stockholder vote on the compensation of executives in its proxy materials on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives.

6. The stockholders voted upon and ratified the appointment of KPMG LLP as FNF's independent registered public accountants for 2011 with 201,049,240 votes for, 3,211,352 votes against, and 506,723 abstentions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	May 26, 2011	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary